As filed with the Securities and Exchange Commission on March __, 1999
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                       TRAVEL SERVICES INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

        FLORIDA                                                 52-2030324
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                              --------------------

                             220 CONGRESS PARK DRIVE
                           DELRAY BEACH, FLORIDA 33445
                                 (561) 266-0860
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              --------------------

                       TRAVEL SERVICES INTERNATIONAL, INC.
                             401(K) RETIREMENT PLAN
                            (Full title of the Plan)

                              ---------------------

                               JOSEPH V. VITTORIA
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                       TRAVEL SERVICES INTERNATIONAL, INC.
                             220 CONGRESS PARK DRIVE
                           DELRAY BEACH, FLORIDA 33445
                                 (561) 266-0860
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)
                              --------------------
                                   COPIES TO:

ROBERT G. ROBISON, ESQ.              SUZANNE B. BELL, ESQ.
MORGAN, LEWIS & BOCKIUS LLP          SENIOR VICE PRESIDENT AND GENERAL COUNSEL
101 PARK AVENUE                      TRAVEL SERVICES INTERNATIONAL, INC.
NEW YORK, NEW YORK  10178            220 CONGRESS PARK DRIVE
(212) 309-6000                       DELRAY BEACH, FLORIDA  33445
                                    (561) 266-0860
================================================================================

                       CALCULATION OF REGISTRATION FEE(1)
============================================================================================================================
                                                                   PROPOSED                PROPOSED
                                                                    MAXIMUM                MAXIMUM             AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES TO      AMOUNT TO BE            OFFERING           AGGREGATE OFFERING    REGISTRATION FEE
             BE REGISTERED                REGISTERED (1)        PRICE PER SHARE           PRICE (2)               (3)
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share                             1,000,000               $10.9375              $10,937,500           $3,040.62
==============================================================================================================================

(1) This Registration Statement covers shares of Common Stock of Travel Services International, Inc. that may be offered or sold pursuant to the Travel Services International, Inc. 401(k) Retirement Plan (the "Plan"). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. In addition, pursuant to Rule 457(h)(2) under the Securities Act, no registration fee is required with respect to such interests in the Plan. This Registration Statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on March 24, 1999, as reported on the Nasdaq Stock Market.

(3) Calculated pursuant to Section 6(b) of the Securities Act as follows: proposed maximum aggregate offering price multiplied by .000278.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.    PLAN INFORMATION.*

ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Travel Services International, Inc., (the "Company"), are incorporated herein by reference:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on March 30, 1999.

    (b) The description of the Common Stock contained in the Company's Registration Statement on Form S-1 (File No. 333-56567), filed with the Commission on July 15, 1998, including any amendments or reports filed for the purpose of updating any such description.

    In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

    Any statement contained herein, or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXPERTS

         The consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated February 12, 1999, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. The financial statement of Lexington Services Associates, Ltd. at December 31, 1997 and for the year then ended appearing in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated by reference in this Registration Statement have been audited by Ernst & Young LLP, independent auditors, as indicated in their report dated April 17, 1998 (except Note 6, as to which the date is June 1, 1998), and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon their report given upon the authority of such firm as experts in accounting and auditing.

ITEM 4.    DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. In general, Florida law permits a Florida corporation to indemnify its directors, officers, employees and agents, and persons serving at the corporation's request in such capacities for another enterprise, against liabilities arising from conduct that such persons reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

    The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

    Article VII of the Company's articles of incorporation (the "Florida Articles") states that: "A director shall not be personally liable to the Corporation [i.e., the "Company"] or the holders of shares of capital stock or any other person for monetary damages for any statement, vote, decision, act or failure to act, for which such liability is precluded or otherwise eliminated under Section 607.0831 or otherwise under the Florida Business Corporation Act. If the Florida Business Corporation Act is hereafter amended to authorize the further or broader elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Florida Business Corporation Act, as so amended. No repeal or modification of this Article VII shall adversely affect any right of or protection afforded to a director of the Corporation existing immediately prior to such repeal or modification." Article VIII of the Company's Florida Articles states that: "The Corporation shall indemnify and may advance expenses to, and may purchase and maintain insurance on behalf of, its officers and directors to the fullest extent permitted by law as now or hereafter in effect. Without limiting the generality of the foregoing, the Bylaws may provide for indemnification and advancement of expenses to officers, directors, employees and agents on such terms and conditions as the board may from time to time deem appropriate or advisable." In addition, the Company's Bylaws further provide that the Company shall indemnify its officers, directors, advisory directors and employees to the fullest extent permitted by law.

    The Company will enter into indemnification agreements with each of its executive officers, its advisory director and directors which indemnifies such person to the fullest extent permitted by its Florida Articles, its Bylaws and under the Florida Business Corporation Act. The Company also maintains directors and officers liability insurance.

ITEM 7.    EXEMPTION FROM REGISTRATION.

    Not applicable.

ITEM 8.     EXHIBITS.(1)

    EXHIBIT       DESCRIPTION
    -------       -----------
    23.1          Consent of Arthur Andersen LLP.

    23.2          Consent of Ernst & Young LLP.

    24            Powers of Attorney (included on signature pages hereof).

    99.1 Travel Services International, Inc. 401(k) Retirement Plan, effective as of July 1, 1998.

    99.2 Resolution of the Board of Directors of Travel Services International, Inc., adopting the Travel Services International, Inc. 401(k) Retirement Plan.

------------
(1) In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code") the Company hereby undertakes that it will submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and it will make all changes as required by the IRS in order to qualify the Plan.

ITEM 9.     UNDERTAKINGS

              (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Delray Beach, State of Florida, on March __, 1999.

                       TRAVEL SERVICES INTERNATIONAL, INC.

                       BY: /s/ JILL M. VALES
                          -------------------------------------------------
                          JILL M. VALES
                          SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

                               POWERS OF ATTORNEY

      Each person whose signature appears below hereby authorizes, appoints and constitutes Joseph V. Vittoria and Jill M. Vales each of them singly, his or her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign and file any and all amendments to this report with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and he or she hereby ratifies and confirms all that said attorneys-in-fact or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                TITLE                                DATE
         ---------                -----                                ----


/s/ JOSEPH V. VITTORIA     Chairman of the Board,                 March 29, 1999
-------------------------  Chief Executive Officer,
Joseph V. Vittoria         Director
                           (Principal Executive Officer)


/s/ JILL M. VALES          Senior Vice President,                 March 29, 1999
-------------------------  Chief Financial Officer
Jill M. Vales              (Principal Financial and
                           Principal Accounting Officer)


/s/ ROBERT G. FALCONE      Director                               March 29, 1999
-------------------------
Robert G. Falcone


/s/ WAYNE HELLER           Director                               March 29, 1999
-------------------------
Wayne Heller

         SIGNATURE                TITLE                                DATE
         ---------                -----                                ----


/s/ IMAD KHALIDI           Director                               March 29, 1999
-------------------------
Imad Khalidi


/s/ JOHN W. PRZYWARE       Director                               March 29, 1999
-------------------------
John W. Przyware


/s/ ELAN J. BLUTINGER      Director                               March 29, 1999
-------------------------
Elan J. Blutinger


/s/ D. FRASER BULLOCK      Director                               March 29, 1999
-------------------------
D. Fraser Bullock


/s/ TOMMASSO ZANZOTTO      Director                               March 29, 1999
-------------------------
Tommasso Zanzotto



      Pursuant to the requirements of the Securities Act of 1933, the representative for the Plan Administrator has caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Delray Beach, State of Florida on March , 1999.

                                           Travel Services International, Inc.
                                           401(k) Retirement Plan

                                           By: /s/ LISA DIBONA
                                              ---------------------------------
                                              Lisa DiBona
                                              Representative for the
                                              Plan Administrator

                                 EXHIBITS INDEX

      EXHIBIT              DESCRIPTION
      -------              -----------

      23.1        Consent of Arthur Andersen LLP.

      23.2        Consent of Ernst & Young LLP.

      24          Powers of Attorney (included on signature pages hereof).

      99.1 Travel Services International, Inc. 401(k) Retirement Plan, effective as of July 1, 1998.

      99.2 Resolution of the Board of Directors of Travel Services International, Inc., adopting the Travel Services International, Inc. 401(k) Retirement Plan.